Exhibit 99.(a)(1)(b)

Amendment No. 1

To FIFth Amended and Restated

Agreement and Declaration of Trust of

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

This Amendment No. 1 (the “Amendment”) to the Fifth Amended and Restated Agreement and Declaration of Trust of AIM Equity Funds (Invesco Equity Funds) (the “Trust”) amends, the Fifth Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 20, 2022 (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, effective August 28, 2025, the Trust desires to amend the Agreement to establish Class R shares of the Invesco Summit Fund on Schedule A.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of 8/7/2025.

By:	/s/ Melanie Ringold
Names: Melanie Ringold
Title: Secretary, Senior Vice President and Chief Legal Officer

EXHIBIT 1

SCHEDULE A

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Charter Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class S Shares Class T Shares Class Y Shares
Invesco Diversified Dividend Fund	Class A Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares Investor Class Shares
Invesco Main Street Fund®	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares Class S Shares
Invesco Main Street All Cap Fund®	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares
Invesco Rising Dividends Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Summit Fund	Class A Shares Class C Shares Class F Shares Class P Shares Class R Shares Class R5 Shares Class R6 Shares Class S Shares Class T Shares Class Y Shares